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                                                                   Exhibit 23.5



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of
Software Publishing Corporation


        We consent to incorporation by reference in the registration statement on Form S-4 of Allegro New Media, Inc. of our report dated October 25, 1994 relating to the consolidated statements of operations, stockholders' equity and cash flows of Software Publishing Corporation and subsidiaries for the year ended September 30, 1994.


/s/ PRICE WATERHOUSE LLP
---------------------------
Price Waterhouse LLP
San Jose, California
November 15, 1996